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                                                                    Exhibit 4.13




                               GALEN HOLDINGS PLC






                       THE RULES OF THE GALEN HOLDINGS PLC


                     APPROVED EXECUTIVE SHARE OPTION SCHEME

                                     AND THE

                    UNAPPROVED EXECUTIVE SHARE OPTION SCHEME




                ADOPTED BY THE BOARD OF DIRECTORS OF THE COMPANY

                                ON 9 OCTOBER 1996


             (AS AMENDED BY THE BOARD OF DIRECTORS ON 10 JUNE 1997)

          THE APPROVED SCHEME RECEIVED FORMAL APPROVAL UNDER SCHEDULE 9
                          TO THE INCOME AND CORPORATION
                  TAXES ACT 1988 BY THE BOARD OF INLAND REVENUE

                               ON 22 OCTOBER 1996

                             UNDER REFERENCE X18451




                                               Coopers & Lybrand
                                               Fanum House
                                               108 Great Victoria
                                               Street
                                               Belfast
                                               BT2 7AX


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                               GALEN HOLDINGS PLC

              APPROVED EXECUTIVE SHARE OPTION SCHEME

                                    CONTENTS

                                                                        RULE
1      INTERPRETATION AND CONSTRUCTION

       Definitions                                                         (a)
       Construction                                                 (b) to (d)

2      LIMIT ON ORDINARY SHARE CAPITAL PLACED UNDER OPTION          (a) to (d)

3      ORDINARY SHARE CAPITAL

       Availability of authorised capital and Scheme Shares                (a)
       Variation of capital and adjustment of Options                      (b)

4      LIMITS ON AN EMPLOYEE'S PARTICIPATION

       Limit by reference to all approved executive share option
       schemes                                                             (a)
       [Limit by reference to all executive share option schemes          (b)]

5      GRANT OF AN OPTION

       General                                                             (a)
       Timing of grant                                             (b) and (c)
       Additional conditions                                               (d)
       Option Certificate                                                  (e)
       Renunciation of Options                                             (f)

6      NON TRANSFERABILITY OF OPTIONS

7      RIGHTS TO EXERCISE OPTIONS

       General                                                      (a) to (c)
       Transfer to another country                                         (d)
       Death                                                               (e)
       Cessation of employment in special circumstances            (f) and (g)
       Cessation of employment in other circumstances              (h) and (i)
       Discretion to extend exercise period                                (j)

8      LOSS OF OFFICE OR EMPLOYMENT                                 (a) to (c)

9      TAKEOVERS, RECONSTRUCTION, AMALGAMATION AND LIQUIDATION

       Change in Control of the Company - Acquiring Company         (a) to (d)
       Change in Control of the Company - Acquiring Person                 (e)
       Changes to Scheme Share class or rights                             (f)
       Liquidation                                                         (g)

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
       Administration                                                      (h)
       Voluntary arrangement                                               (i)

10     EXERCISE OF OPTIONS AND LISTING OF SHARES

       Procedures on exercise                                      (a) and (b)
       Rights attaching to Scheme Shares                                   (c)
       Listing                                                             (d)

11     SCHEME AMENDMENTS AND TERMINATION

       Amendments                                                   (a) to (f)
       Termination                                                         (g)

12     ADMINISTRATION

       Notices and documents                                        (a) to (c)
       Disputes                                                            (d)
       Costs of the Scheme                                                 (e)
       Employee Trust                                                      (f)

SCHEDULE

RULES OF THE UNAPPROVED EXECUTIVE SHARE OPTION SCHEME


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                               GALEN HOLDINGS PLC

                     APPROVED EXECUTIVE SHARE OPTION SCHEME

                                      RULES


1     INTERPRETATION AND CONSTRUCTION

DEFINITIONS

(a) In the Rules of this Scheme and in the Schedule attached hereto unless the context otherwise requires the following words and expressions shall have the meanings set out below:


      Acquiring Company          Any company which:

                                 (a)    has obtained Control of the Company
                                        either:

                                        (i)   as a result of making a
                                              Takeover Offer; or

                                        (ii)  in pursuance of a Compromise;
                                              or

                                 (b)    becomes bound or entitled to acquire
                                        Scheme Shares on the terms of an offer
                                        contained in Article 422 Notice(s).

      Acquiring Person           Any person, not being an Acquiring
                                 Company, who:

                                 (a) either alone or together with any person acting in concert with him has obtained Control of the Company as a result of making a Takeover Offer or otherwise; or

                                 (b) having Control of the Company, makes a general offer to acquire the whole of the issued Ordinary Share Capital (other than that which is already owned by him and/or by any person acting in concert with him).

      Acquisition Price          The amount payable in relation to the
                                 exercise of an Option, being the amount
                                 (after any adjustment pursuant to Rule
                                 3(b)) of the Option Price multiplied by the number of Scheme Shares in respect of which the Option is exercised.

      the Act                    The Income and Corporation Taxes Act 1988.

      Adoption Date              The date on which this Scheme is adopted
                                 by the Directors.

      Appropriate Period         In relation to:

                                 (a) a Takeover Offer, means the period of 6 months beginning with the time when the person making the Takeover Offer has obtained Control of the Company and any condition subject to which the Takeover Offer is made is satisfied;

                                 (b)    a Compromise, means:

                                        (i)   where the Option is to be
                                              exercised the period permitted
                                              in the operation of Rules
                                              9(aa) to 9(ae); or

                                        (ii)  where the Option is to be
                                              Rolled-over, the period of 6
                                              months beginning with the time
                                              when the court sanctions the
                                              Compromise;

                                 (c) an Article 422 Notice means the period during which the Acquiring Company is entitled and bound to acquire shares on the terms of the offer contained in such
                                        Article 422 Notice; and

                                 (d)    an Acquiring Person who obtains
                                        Control of the Company, or who
                                        having Control of the Company makes
                                        a general offer for the whole of the
                                        issued Ordinary Share Capital,
                                        (other than that which is already
                                        owned by him and/or any person
                                        acting in concert with him) means
                                        the period of 6 months beginning
                                        with the time when the Acquiring
                                        Person obtains Control or makes the
                                        offer as the case may be.

      Article 422 Notice         In relation to the Company, means a
                                 notice served by a person who has become entitled to serve such a notice on the shareholders of the Company under Article 422 of the Companies Order.

      the Companies Order        The Companies (Northern Ireland) Order
                                 1986.

      the Company                Galen Holdings PLC.

      Compromise                 In relation to the Company, means a compromise
                                 or arrangement sanctioned or to be sanctioned by the court under Article 418 of the Companies
                                 Order.

      Control                    Control as defined in section 840 of the Act.


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


      Date of Grant The date on which an Option is granted to an Employee, which shall be the date specified on the Option Certificate.

      Directors                  The Board of Directors of the Company from time
                                 to time or a duly authorised committee thereof.

      Employee                   Either:


                                 (i)    an employee (other than a director)
                                        of a Group Company; or

                                 (ii) a director (other than a non-executive director) of a Group Company who is contracted to work at least 25 hours per week, exclusive of meal breaks who in either case:


                                 (aa)   is required to devote substantially
                                        the whole of his working time to the
                                        business of the Group; and

                                 (ab) is not precluded from participating in this Scheme by paragraph 8 of Schedule 9.

      Employees' Share Scheme    An employees' share scheme as
                                 defined in Article 11 of the Companies Order.

      Flotation                  Flotation means the time when the ordinary
                                 shares of the Company is placed on the Official
                                 List of the London Stock Exchange or any other stock exchange which is recognised under the Financial Services Act 1986.

      Grantor                    Either:


                                 (i)    in relation to an Option granted by
                                        the Directors, the Directors; or

                                 (ii)   in relation to an Option granted by
                                        the Trustees, the Trustees.

      Group The Company and its Subsidiaries from time to time and the expression "member of the Group" shall be construed accordingly.

      Group Company              The Company, or a company which is for
                                 the time being a Subsidiary over which the Company has Control and which has been nominated by the Directors to participate for the time being in this Scheme.


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


      Market Value               (a)    In the case of Options granted
                                        under this Scheme, means:

                                        (i)   if at the relevant time shares
                                              which are of the same class as
                                              Scheme Shares are listed in
                                              the London Stock Exchange
                                              Daily Official List, an amount
                                              equal to the middle market
                                              quotation of a Scheme Share
                                              (as derived from that List) on
                                              the dealing day immediately
                                              preceding the Date of Grant
                                              or, if the Grantor so decides,
                                              an amount equal to the
                                              arithmetic average of the
                                              middle market quotations of a
                                              Scheme Share (as derived from
                                              that List) during the five
                                              dealing days immediately
                                              preceding the Date of Grant,
                                              or where the context requires
                                              the Option Rollover date or
                                              such other price as may be
                                              agreed in advance with the
                                              Board of Inland Revenue; or

                                        (ii)  if paragraph (i) above does not
                                              apply the market value of a Scheme
                                              Share as determined in accordance
                                              with Part VIII of the Taxation of
                                              Chargeable Gains Act 1992, and
                                              agreed in advance with the Board
                                              of Inland Revenue, on the Date of
                                              Grant or where the context
                                              requires, the Option Rollover date
                                              or such earlier date or dates as
                                              may be agreed with the Board of
                                              Inland Revenue; or

                                 (b)    in the case of options granted under
                                        any other share option scheme of the
                                        Company approved under the
                                        provisions of Schedule 9 (other than
                                        a savings related share option
                                        scheme), the market value of an
                                        ordinary share in the capital of the
                                        Company determined under the rules
                                        of such scheme for the purpose of
                                        the grant of each such option.

      Option A right to acquire Scheme Shares at the Acquisition Price granted to an Employee under the provisions of this Scheme and for the time being subsisting.

      Option Certificate         The certificate in respect of a
                                 grant of an Option which shall be issued to an Option-holder in accordance with Rule 5(e).


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


      Option-holder              Any person who holds an Option or (where the
                                 context admits) his legal personal
                                 representative(s).

      Option Price               The price per Scheme Share determined by
                                 the Grantor, being a price not less than the Market Value of a Scheme Share at the Date of Grant except when Scheme Shares are subscribed when the price shall not be less than the greater of:

                                 (i)    the nominal value of a Scheme Share;
                                        and

                                 (ii)   the Market Value of a Scheme Share.

      Option Rollover            In relation to an Option, means a release
                                 by an Option-holder with the consent of the Acquiring Company of his rights ("old rights") under this Scheme in consideration of the grant to him of rights ("new rights") which are equivalent to the old rights but which relate to shares in:

                                 (a)    the Acquiring Company; or

                                 (b)    a company which has Control of the
                                        Acquiring Company; or

                                 (c)    a company which either is, or has
                                        Control of, a company which is a member
                                        of a consortium within the meaning of
                                        paragraph 10 (c) of Schedule 9

                                 and the term "equivalent" shall be
                                 construed in accordance with Rule 9(c).

      Ordinary Share Capital     The ordinary share capital of the
                                 Company as defined in section 832(1) of the Act.

      Rolled-over                The action of effecting an Option Rollover or
                                 its completion.

      the Rules                  The rules for the time being governing this
                                 Scheme.

      Schedule 9                 Schedule 9 to the Act.

      this Scheme                The Galen Holdings PLC Approved
                                 Executive Share Option Scheme in its present form or as from time to time amended in accordance with the provisions hereof.

      Scheme Shares              Fully paid ordinary shares in the
                                 capital of the Company or any shares
                                 representing the same, which satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9.

      Subsidiary                 A company which is a subsidiary of the Company
                                 within the meaning of Article 4 of the
                                 Companies Order.

      Takeover Offer             In relation to the Company, means either:


                                 (a) a general offer to acquire the whole of the issued Ordinary Share Capital which is made on a condition such that if it is satisfied the person making the offer will have Control of the Company; or

                                 (b)    a general offer to acquire all the
                                        shares in the Company of the same
                                        class as the Scheme Shares.

      Trustees The trustees of any trust created by the Company which complies with the requirements of
                                 Article 11 of the Companies Order.

CONSTRUCTION

(b)  Words or expressions used herein shall where appropriate:

     (i) when denoting the masculine gender include the feminine and vice-versa;

     (ii) when denoting the singular include the plural and vice versa;

     (iii) unless the context otherwise requires have the same meanings as in
          Schedule 9 as amended from time to time;

     (iv) when referring to any enactment be construed as a reference to that enactment as for the time being amended or re-enacted and shall include any regulations made thereunder;

     (v) when referring to Rules throughout this Scheme be taken to refer to the Rules of this Scheme; and

     (vi) be construed such that the headings and sub-headings are for ease of reference only, and not form part of the Rules.

(c) For the purpose of any application of the provisions of this Scheme, following an Option Rollover:

     (i) Rules 1,3,7,8, 9, 10, 12(a), 12(c), and 12(d), shall only in relation to the new rights be construed as if the following terms have the meaning assigned to them in this Rule 1(c) and not the meanings assigned to them in Rule 1(a):

          Company            the company in respect of whose
                             shares new rights have been granted;


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             Directors       the board of directors of the company in respect of
                             whose shares new rights have been granted or a duly authorised committee thereof;

             Scheme Shares fully paid ordinary shares in the capital of the company for the time being over whose shares new rights have been granted and which satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9.

(d) Where under any of the provisions of these Rules it is provided that an Option shall lapse, that Option shall cease to be exercisable thereafter notwithstanding any other provision of these Rules.

2    LIMIT ON ORDINARY SHARE CAPITAL PLACED UNDER OPTION

(a) The maximum nominal amount of Scheme Shares over which Options to subscribe for Scheme Shares may be granted after Flotation under this Scheme on any date shall be limited so that, when aggregated with the nominal amount of Ordinary Share Capital issued or remaining issuable in respect of options granted within the previous 10 years under this Scheme and any other share option scheme (other than a savings-related share option scheme) adopted by the Company, it shall not exceed 5 per cent of the Ordinary Share Capital in issue on the day preceding that date.

(b) No Option to subscribe for Scheme Shares will be granted after Flotation during any period of 3 years while this Scheme remains in force if immediately after the grant of such Options the aggregate of:

     (i) the nominal amount of Ordinary Share Capital issued or remaining issuable pursuant to options granted during such 3 year period under this Scheme and under any other share option scheme adopted by the Company; and

     (ii) the nominal amount of Ordinary Share Capital issued under any other Employees' Share Scheme of the Company during the same 3 year period would exceed 3 per cent of the nominal amount of Ordinary Share Capital in issue at that time.

(c) After Flotation, on any Date of Grant falling within the period of 4 years commencing with the Adoption Date the maximum nominal amount of Scheme Shares over which Options to subscribe for Scheme Shares may be granted when aggregated with the nominal amount of Ordinary Share Capital issued or remaining issuable in respect of rights granted within that period under this Scheme and any other share option scheme (other than a savings-related share option scheme) adopted by the Company in general meeting shall not exceed 2 -1/2 per cent of the Ordinary Share Capital in issue on the day preceding that date.

(d) The aggregate nominal amount of Ordinary Share Capital over which Options to subscribe for Scheme Shares may be granted on any date, when aggregated with:


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     (i)  the nominal amount of Ordinary Share Capital issued or remaining issuable pursuant to options granted in the previous 10 years under this Scheme and under any other share option scheme adopted by the Company; and

     (ii) the nominal amount of Ordinary Share Capital issued in the previous 10 years under any other Employees' Share Scheme adopted by the Company shall not exceed 10 per cent of the nominal amount of Ordinary Share Capital in issue on the day preceding that date.

3    ORDINARY SHARE CAPITAL

AVAILABILITY OF AUTHORISED CAPITAL AND SCHEME SHARES

(a) The Company shall at all times keep available sufficient authorised and unissued Scheme Shares or shall procure that sufficient Scheme Shares are available for transfer to satisfy the exercise to the full extent still possible of all Options which have neither lapsed nor been fully exercised taking account of any other obligations of the Company to provide shares of the same class as Scheme Shares.

VARIATION OF CAPITAL AND ADJUSTMENT OF OPTIONS

(b) In the event of any capitalization issue or rights issue or rights offer or any reduction, sub-division, consolidation or other variation of the capital of the Company, the number of Scheme Shares comprised in any Option over Scheme Shares in the Company and/or the Option Price may be adjusted by the Directors (including retrospective adjustments where appropriate) in such manner as the Directors consider to be in their opinion fair and reasonable provided always that no adjustment shall have effect after the date of adjustment unless the Board of Inland Revenue has approved the adjustment. Except in the case of an Option over Scheme Shares already in issue, no adjustment shall be made which would cause the Option Price to be less than the nominal value of that Scheme Share. Notice of any adjustment shall be given to those Option-holders affected by such adjustment by the Directors who may call in Option Certificates for endorsement.

4    LIMITS ON AN EMPLOYEE'S PARTICIPATION

LIMIT BY REFERENCE TO ALL APPROVED EXECUTIVE SHARE OPTION SCHEMES

(a) The number of Scheme Shares over which Options are granted by the Grantor to any Employee shall be limited and take effect so that the aggregate Market Value of those Scheme Shares when added to the Market Value of any other shares which he may acquire in respect of options granted to him under this Scheme or any other share option scheme (other than a savings-related share option scheme) approved under Schedule 9 and established by the Company or any associated company of the Company within the meaning of section 416 of the Act does not exceed L30,000 or such other limit as may be prescribed from time to time in paragraph 28 of Schedule 9.


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LIMIT BY REFERENCE TO ALL EXECUTIVE SHARE OPTION SCHEMES

(b) An Employee shall not be granted an Option after Flotation which would at the proposed Date of Grant cause the aggregate of the Market Value of the shares which he has or might have subscribed or may in future subscribe or might in future have subscribed in respect of options granted in the ten years preceding such Date of Grant on the exercise of an option granted under this and any other share option scheme established by the Company (other than a savings-related share option scheme) but excluding any Option which has lapsed and any Option which was granted prior to Flotation (and to the extent that the Option to be granted at such Date of Grant is a replacement Option also excluding any Option which has been exercised) to exceed four times the greater of:-

     (i) the annual rate of the Employee's total remuneration (exclusive of bonuses, commissions and benefits-in-kind) from the Group as at the day immediately preceding the Date of Grant of that Option; or

     (ii) the total remuneration (inclusive of bonuses and commissions but exclusive of benefits-in-kind) payable to the Employee by the Group in the 12 months ending on the last day of the month immediately preceding the month in which the Date of Grant falls; or

     (iii) the total remuneration (inclusive of bonuses and commissions but exclusive of benefits-in-kind) payable to the Employee by the Group for any 12 month period in which the Date of Grant occurs.

5    GRANT OF AN OPTION

GENERAL

(a) Subject to statutory restrictions and subject to the Rules of this Scheme the Grantor may grant any Employee an Option over such number of Scheme Shares as the Grantor may determine.

TIMING OF GRANT

(b)  Subject to (c) below Options shall only be granted:

     (i) except during a prescribed period mentioned in (iii) below, at any time immediately succeeding the date on which this Scheme is approved by the Board of Inland Revenue until Flotation; and thereafter

     (ii) except during a prescribed period mentioned in (iii) below, at any time within the period of 6 weeks immediately succeeding the announcement of the Company's annual or interim results provided always that no Option shall be granted the Market Value of which would fall to be determined by reference to a dealing day or days preceding any such announcement; or

    (iii) at any other time if the Grantor considers that exceptional circumstances exist to justify the grant at such other time provided always that no Option shall be granted the Market Value of which would fall to be determined by reference to a dealing day

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

          or days within a period (which restricts directors and certain employees and those connected with them from dealing in the Company's shares when in possession of unpublished price sensitive information) whether as prescribed by the Model Code of The London Stock Exchange, the provisions of the Criminal Justice Act 1993, the Company's code on insider dealing or otherwise.

(c) No Option shall be granted more than 10 years after the Adoption Date or to any Employee if the Date of Grant is less than two years before his normal retirement date under his contract of employment. If the Employee's normal retirement date is uncertain the Grantor may determine his normal retirement date for the purposes of the Scheme.

ADDITIONAL CONDITIONS

(d) The Grantor when granting any Option may in their absolute discretion impose any conditions and limitations (additional to any conditions and limitations contained in any other of these Rules) upon the exercise of such Option provided that such additional conditions and limitations shall:-

     (i) be objective, specified at the date of Grant and set out in full in, or details given with, the Option Certificate; and

     (ii) be such that rights to exercise such Option after the fulfilment or attainment of any conditions and limitations so specified shall not be dependent upon the further discretion of any person; and

    (iii) not be capable of amendment, variation or waiver unless an event occurs which causes the Committee to consider that a waived, varied or amended condition would be a fairer measure of performance and would be no more difficult to satisfy.

OPTION CERTIFICATE

(e) Upon the grant of an Option each Option-holder shall be issued with a certificate which shall be executed by the Company in such manner so as to take effect in law as a deed specifying the Date of Grant, the number of Scheme Shares the subject of the Option, the Option Price, the Acquisition Price and any conditions and limitations which may have been imposed in accordance with Rule 5(d).

RENUNCIATION OF OPTIONS

(f) Any Option may be renounced in whole or in part by the Option-holder by deed to the Company received not later than 30 days after the Date of Grant of that Option in which case the Option shall for all purposes to that extent be deemed never to have been granted.

6    NON TRANSFERABILITY OF OPTIONS

Save as provided in Rule 7(e) no Option nor any right thereunder shall be capable of being transferred, assigned or charged. Any such purported transfer, assignment or charge shall result in the cancellation of the Option.


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


7     RIGHTS TO EXERCISE OPTIONS

GENERAL

(a)  Save as provided in Rules 7(d) to 7(g) and 9 an Option:

     (i) shall not be exercisable before the expiry of 3 years from its Date of Grant; and

     (ii) shall not be exercisable until any additional conditions and limitations imposed on the Option (and which have not been waived) in accordance with Rule 5(d) have been fulfilled; but

    (iii) subject to Rules 7(b) and 7(c) may thereafter be exercised in whole or in part at any time or from time to time provided that, unless the Directors determines otherwise, the exercise would not be at a time when the acquisition or disposal of Scheme Shares by a director or employee of a Group Company would be in contravention of the Model Code of the London Stock Exchange, the provisions of the Criminal Justice Act 1993, the Company's code on insider dealing or otherwise (which restricts directors and certain employees and those connected with them from dealing in the Company's shares when in possession of unpublished price sensitive information).

(b)  No Option is exercisable later than 10 years from its Date of Grant.

(c) No Option may be exercised by an Option-holder at any time when he is precluded by paragraph 8 of Schedule 9 from participating in this Scheme.

TRANSFER TO ANOTHER COUNTRY

(d) If an Option-holder, while continuing to hold an office or employment within the Group is to be transferred to work in another country and the Directors are satisfied that as a result of that transfer either:

     (i)  he will suffer a tax disadvantage upon exercising his Option(s); or

     (ii) he will become subject to restrictions on his ability to exercise his Option(s) or to deal in the Scheme Shares obtained upon exercise of his Option(s)

     the Option-holder may subject to Rules 7(b) and 7(c) exercise all or any of his Options in whole or in part in the period commencing three months before and ending three months after the date of the transfer (but so that any exercise before the date of transfer shall be conditional upon such transfer taking place). Upon the expiry of such period any Option, to the extent unexercised, shall cease to be exercisable under this Rule 7(d) and shall be exercisable at such other time as provided in these Rules.

DEATH

(e) If an Option-holder dies, his legal personal representatives may exercise all or any of his Options in whole or in part within 12 months of his death and at the expiry thereof his Options shall, to the extent unexercised, lapse.


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


CESSATION OF EMPLOYMENT IN SPECIAL CIRCUMSTANCES

(f) If an Option-holder shall cease to be employed within the Group by reason of:

     (i) injury or disability (evidenced to the satisfaction of the Directors) or redundancy within the meaning of the Employment Protection (Consolidation) Act 1978; or

     (ii) retirement on reaching his normal retirement age under his contract of employment he may, subject to Rules 7(b) and 7(c) exercise all or any of his Options in whole or in part during the period ending 6 months after the date of such cessation.

(g) If an Option-holder shall cease to be employed within the Group solely by reason that the company by which he is for the time being employed then ceases to be a member of the Group or by reason of the transfer of the undertaking or part of the undertaking in which the Option-holder is employed to a transferee which is not in the Group, then, he may, subject to Rules 7(b) and 7(c), exercise all or any of his Options in whole or in part during the period ending 6 months after the date of such cessation or transfer as the case may be.

CESSATION OF EMPLOYMENT IN OTHER CIRCUMSTANCES

(h) If an Option-holder gives notice to terminate his employment such that he shall cease to be employed within the Group for a reason not falling within Rules 7(f) or 7(g) all his Options shall cease to be exercisable and shall lapse on the date such employment ceases save that the Directors may in their absolute discretion, but subject to Rules 7(a) to 7(c), prior to the cessation of employment consent to the exercise of any such Option in whole or in part to the extent determined by the Directors during the period within 6 months (or such other period as may be determined by the Directors) after such cessation and at the expiry of which any such Option shall, to the extent unexercised, lapse.

(i) If an Option-holder is given notice terminating his employment such that he shall cease to be employed within the Group in circumstances not involving misconduct or impropriety on his part and for a reason not falling within Rules 7(f) or 7(g), he may, subject to Rules 7(a) to 7(c) exercise all or any of his Options in whole or in part during the period within 6 months after such cessation or such longer period as may be determined by the Directors acting fairly and reasonably, provided that the period so determined shall not exceed the maximum period permitted by Rule 7(j), and at the expiry of the said period any Option(s) shall, to the extent unexercised, lapse.

DISCRETION TO EXTEND EXERCISE PERIOD

(j) The Directors may in their absolute discretion but subject to Rules 7(b) and 7(c) extend the periods of 6 months specified in Rules 7(f) to 7(i), to such longer period as they may determine not exceeding a period which expires 3 years and 6 months after the Date of Grant or, if longer, 3 years and 6 months after the last occasion on which the Option-holder exercised an Option in circumstances qualifying for relief from income tax under section 185 of the Act. At the expiry of the period specified in Rules 7(f) to 7(i), as the case may be or such longer period as may have been determined under this Rule 7(j) any Options held by the Option-holder concerned shall, to the extent unexercised, lapse.

8     LOSS OF OFFICE OR EMPLOYMENT

(a) The grant of an Option does not form part of the Option-holder's entitlement to remuneration or benefits pursuant to his contract of employment nor does the existence of a contract of employment between an Employee and any company give such Employee any right or entitlement to have an Option granted to him in respect of any number of Scheme Shares or any expectation that an Option might be granted to him whether subject to any conditions or at all.

(b) The rights and obligations of an Option-holder under the terms and conditions of his office or employment shall not be affected by his participation in the Scheme or any right he may have to participate in the Scheme.

(c) An individual who participates in the Scheme waives all and any rights to compensation or damages in consequence of the termination of his office or employment with any company for any reason whatsoever in so far as those rights arise, or may arise, from his ceasing to have rights under or be entitled to exercise any Option under the Scheme as a result of such termination or from the loss or diminution of value of such rights or entitlements. If necessary, the Option-holder's terms of employment shall be varied accordingly.

9     TAKEOVERS, RECONSTRUCTION, AMALGAMATION AND LIQUIDATION

CHANGE IN CONTROL OF THE COMPANY - ACQUIRING COMPANY

(a) If after the Adoption Date and subject to Rules 9(aa) to 9(ae), a company has become an Acquiring Company the Directors shall as soon as practicable thereafter notify every Option-holder accordingly and each Option-holder may subject to Rules 7(b) and 7(c), within the Appropriate Period:

     (i) exercise all or any of his Options to acquire Scheme Shares (as the case may be) in whole or in part (but in the case of a Compromise Rules 9(aa) to 9(ae) shall apply); and

     (ii) to the extent that an Option to acquire Scheme Shares (as the case may be) is not or has not been exercised, execute, with the consent of the Acquiring Company, an Option Rollover by a notice in writing in a form prescribed by the directors of the Acquiring Company.

(aa) Where a Compromise is proposed between the Company and its members:

     (i) Options to acquire Scheme Shares which prior to the date of any general meeting of the members ordered by the court have become exercisable pursuant to the Rules of this Scheme excluding Rule 9(ab) shall, subject to Rules 9(ac) to 9(ae), remain exercisable and may at the election of the Option-holder be exercised on the basis set out in Rule 9(ab); and

     (ii) Rule 9(ab) shall apply to any Option to acquire Scheme Shares not falling within Rule 9(aa)(i).

(ab) Options to which this Rule 9(ab) applies shall become exercisable from the date of the meeting of the members ordered by the court on terms that exercise is conditional on the court sanctioning the Compromise and where exercise is permitted under this Rule 9(ab):

     (i) notice of exercise shall be in such form as may be prescribed by the Directors; and

     (ii) notwithstanding any other provision in this Scheme, the date of exercise of all Options exercised conditionally pursuant to this Rule 9(ab) shall be the date on which the court sanctions the Compromise.

(ac) Notwithstanding any other Rule in this Scheme, unless the Directors determine otherwise, no notice of exercise of an Option shall be effective if received on or after the day on which it is anticipated that the court will sanction the Compromise.

(ad) If after six months from the date of the meeting ordered by the court to consider the Compromise referred to in Rule 9(aa) the court has not sanctioned the Compromise, the conditional exercise of Options under Rule 9(ab) shall be of no effect and Rules 9(aa) and 9(ac) shall cease to apply in relation to that Compromise.

(ae) Upon the Compromise becoming effective, any Options, to the extent unexercised, shall lapse.

(b) To the extent that any Option which has become exercisable and/or capable of being Rolled-over, pursuant to Rule 9(a)(i) or 9(a)(ii), has not been exercised and/or Rolled-over at the expiry of the Appropriate Period it shall thereupon continue to subsist unless shares cease to be Scheme Shares or the Directors determine otherwise provided always that such determination shall apply to all subsisting Options to acquire Scheme Shares. Options which continue to subsist shall be subject to the same terms and conditions that applied before the date of the change of Control or service of the Section 429 Notice (as the case may be). Where the Directors have determined otherwise they shall notify all Option-holders to whom such determination applies.

(c) For the purposes of an Option Rollover the new rights shall only be regarded as equivalent to the old rights if:

     (i) the shares to which they relate satisfy the conditions of paragraphs 10 to 14 of Schedule 9; and

     (ii) the new rights are exercisable in the same manner as the old rights and subject to the provisions of this Scheme as it had effect immediately before an Option Rollover; and

    (iii) the total Market Value of Scheme Shares subject to an Option which is being Rolled-over is equal immediately before such Option Rollover to the total market value (determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992) of the shares in respect of which an Option-holder's new rights are being granted immediately after such Option Rollover; and

     (iv) the total amount payable in respect of the exercise in full of an Option following an Option Rollover is equal to the total Acquisition Price immediately preceding such Option Rollover.

(d) For the purposes of any application of the provisions of this Scheme, following an Option Rollover any new rights granted pursuant to Rule 9(a) shall be regarded as having been granted at the time the corresponding old rights were granted. With effect from the Option Rollover, the new rights shall be subject to the provisions of the Scheme as it had effect in relation to the Options which have been released, except that Rule 11 shall not apply.

CHANGE IN CONTROL OF THE COMPANY - ACQUIRING PERSON

(e) If after the Adoption Date, a person has become an Acquiring Person the Directors shall, as soon as practicable thereafter, notify every Option-holder accordingly and each Option-holder may, subject to Rules 7(b) and 7(c), within the Appropriate Period exercise all or any of his Options to acquire Scheme Shares in whole or in part and to the extent that any Option which has become exercisable pursuant to this Rule 9(e) has not been exercised at the expiry of the Appropriate Period it shall thereupon continue to subsist to the extent unexercised unless the Scheme Shares cease to exist or the Directors determine otherwise. Options which continue to subsist shall be subject to the same terms and conditions which applied before the change of Control or the general offer was made or the Section 429 Notice was served (as the case may be). When the Directors have determined otherwise, it shall notify all Option-holders to whom such determination applies.

CHANGES TO SCHEME SHARE CLASS OR RIGHTS

(f) If notice is duly given of a general meeting of the Company at which a resolution will be proposed whereby:

     (i) the class of shares for the time being constituting Scheme Shares will be altered; or

     (ii) the rights attaching to shares which for the time being constitute Scheme Shares will be altered so that such shares will cease to be Scheme Shares an Option to acquire Scheme Shares shall, subject to Rules 7(b) and 7(c) be exercisable in whole or in part (but so that any exercise hereunder shall be conditional upon such resolution being passed) at any time thereafter until such resolution is duly passed or defeated or the general meeting concluded or adjourned, sine die, whichever shall first occur. If such a resolution is passed, an Option shall, to the extent unexercised, thereupon lapse.

LIQUIDATION

(g) If notice is duly given of a general meeting at which a resolution will be proposed for the voluntary winding-up of the Company, except for the purposes of reconstruction or amalgamation, an Option to acquire Scheme Shares shall, subject to Rules 7(b) and 7(c), be exercisable in whole or in part (but so that any exercise hereunder shall be conditional upon such resolution being passed) at any time thereafter until the resolution is duly passed or defeated or the general meeting concluded or adjourned sine die, whichever shall first occur.

     If such resolution is passed the relevant Option shall, to the extent unexercised, thereupon lapse.

ADMINISTRATION

(h) If an administration order is made in relation to the Company, each Option-holder shall, subject to Rules 7(b) and 7(c), be entitled to exercise his Option to acquire Scheme Shares in that company in whole or in part within 6 weeks after the date of the administration order, provided that the issue of Scheme Shares pursuant to such exercise is authorised by the administrator(s) or the court.

VOLUNTARY ARRANGEMENT

(i) If a voluntary arrangement is proposed in relation to the Company pursuant to Part II of the Insolvency (Northern Ireland) Order 1989, each Option-holder shall, subject to Rules 7(b) and 7(c), be entitled to exercise his Option to acquire Scheme Shares in that company in whole or in part within 14 days after the date of despatch of any notices of meetings summoned under Article 16 of the Insolvency (Northern Ireland) Order 1989 in relation to such proposal.

10   EXERCISE OF OPTIONS AND LISTING OF SHARES

PROCEDURES ON EXERCISE

(a) Exercise of an Option, or of new rights under this Scheme shall be effected by a notice of exercise in writing in a form prescribed from time to time by the Directors lodged with the Secretary of the Company or at its office specifying the number of Scheme Shares in respect of which the Option is being exercised and accompanied by payment in full of the Acquisition Price for the Scheme Shares concerned. Payment may be made by banker's draft or cheque provided that if the cheque is not cleared the Employee shall be deemed never to have exercised his Option and the Company will be under no obligation to provide any Scheme Shares for him. Notwithstanding anything to the contrary therein contained such notice shall (Other than in the circumstances mentioned in the immediately preceding proviso and/or in Rule 9(g) above) take effect upon receipt of notice and payment in full and such day shall constitute for all purposes the date of exercise of such Option and , unless otherwise agreed between the Company and the Option-holder the Secretary to the Company shall procure that the relevant Scheme Shares in respect of an Option shall be transferred (or issued as the case may be) within 28 days thereafter. The Option Certificate should also be lodged but failure to do so will not invalidate the exercise of the Option. The Company will keep a suitable form of notice available, so that an Option-holder desirous of exercising an Option may obtain copies thereof from the Secretary of the Company. In the case of a partial exercise of an Option, the Company shall deliver an Option Certificate in relation to the balance.

(b) All transfers and all allotments of Scheme Shares shall be subject to any necessary consents of HM Treasury or other authorities in the United Kingdom or elsewhere under enactments or regulations for the time being in force and it shall be the responsibility of the Option-holder to comply with any requirements to be fulfilled in order to obtain or obviate the necessity for any such consent.

RIGHTS ATTACHING TO SCHEME SHARES

(c) Scheme Shares transferred pursuant to the Scheme will be transferred without the benefit of any rights attaching thereto by reference to a record date preceding the date of exercise. Save as regards rights attaching to Scheme Shares by reference to a record date prior to the date on which the Scheme Shares are allotted and issued, Scheme Shares issued upon the exercise of Options to acquire Scheme Shares shall be identical and rank pari passu in all respects with the shares of the same class then in issue.

LISTING

(d) At any time when the Scheme Shares are listed on The Stock Exchange, the Company shall use its best endeavours to ensure that as soon as practicable after the allotment of any Scheme Shares under this Scheme the same shall be admitted to the Official List of the Council of The London Stock Exchange or any other appropriate investment exchange recognised for the purposes of the Financial Services Act 1986.

11   SCHEME AMENDMENTS AND TERMINATION

AMENDMENTS

(a) Notwithstanding the provisions of Rules 11(b) to 11(f) and 12(b), the Directors may at any time make such alterations (including additions) to the Rules as are necessary to secure that the Rules receive initial approval from the Board of Inland Revenue under Schedule 9 and continue to be so approved.

(b) Subject to Rule 11(d) and 11(e) the Directors may from time to time at their absolute discretion amend any of the Rules provided that after Flotation except with the prior approval of the shareholders of the Company in general meeting no amendment to the advantage of Option-holders (present or future) shall be made to the Rules relating to:-

      (i)  the persons to whom Options may be granted;

     (ii)  the limitations on the grant of Options;

    (iii) the determination of the price at which Scheme Shares may be acquired on the exercise of Options;

     (iv)  the adjustment of Options;

      (v)  the restrictions on the exercise of Options;

     (vi) the rights to be attached to Scheme Shares issued upon the exercise of Options;

    (vii)  the rights of Option-holders on a winding-up of the Company;

   (viii)  the transferability of Options; and

     (ix)  this Rule 11.

(c) No amendment waiver or replacement to or of this Scheme (or any Rule) shall be made to the extent to which it would have the effect of abrogating or altering adversely any of the subsisting rights of Option-holders except with such consent on their part as would be required by the provisions of the relevant company's Articles of Association if the Scheme Shares to be issued on the exercise of the Options already granted and still subsisting were so issued and constituted a separate class of share capital and if such provisions applied mutatis mutandis thereto.

(d) So long as this Scheme remains approved under Schedule 9 no amendment to this Scheme shall have effect after the date of alteration unless the Board of Inland Revenue has approved the amendment. The Company shall notify the Board of Inland Revenue in writing as soon as practicable after the date of alteration in respect of each such amendment.

(e) Rule 11(b) shall not apply to any amendment which the Directors consider is necessary or desirably to comply with or take account of the provisions of any proposed or existing legislation including overseas securities legislation, or to take advantage of any changes to legislation, or to take account of any of the events mentioned in Rule 9, or to obtain or maintain favourable exchange control taxation or regulatory treatment of the Company, any Subsidiary or any Option-holder provided any such alteration does not affect the basic principles of the Scheme or the limits contained in Rule 2.

(f) The Directors shall have the power from time to time to make or vary regulations for the administration of this Scheme and to amend the terms or impose further conditions on the grant and exercise of Options to take account of overseas taxation, and securities or exchange control laws provided always that such regulations, terms and conditions shall not be inconsistent with the provisions of this Scheme and shall not cause any of the provisions of Schedule 9 relevant to this Scheme to cease to be satisfied.

TERMINATION

(g) Notwithstanding the provision contained in Rule 5(c) the Company by ordinary resolution or the Directors may at any time resolve that no further Options be granted under this Scheme, and in such event no further Options will be granted but in all other respects the provisions of this Scheme shall remain in full force and effect.

12   ADMINISTRATION

NOTICES AND DOCUMENTS

(a) Option-holders not otherwise entitled thereto may be sent copies of notices and other documents sent by the Company to its ordinary shareholders generally.

(b) Written notice of any amendment made in accordance with Rule 11 shall be given to those Option-holders affected by such amendment.

(c) Any notice or other document required to be given hereunder to any Option-holder shall be delivered to him or sent by First Class pre-paid post to him at his home address according to the records of the Company or such other address as may appear to the Company to be appropriate. Any notice or other document required to be given to the Company, the Directors or the Grantor shall be delivered to them or sent by First Class pre-paid post to them at the Company's registered office or such other address as may be determined by the Company to be appropriate. Notices sent by post shall be deemed to have been given on the fifth day following the date of posting.

DISPUTES

(d) The decision of the Directors in any dispute or question relating to any Option shall be final and conclusive subject to the terms of this Scheme.

COSTS OF THE SCHEME

(e) The costs of introducing and administering this Scheme shall be borne by the Company.

EMPLOYEE TRUST

(f) The Company or any subsidiary may provide money to the Trustees or to any other person to enable them or him to acquire shares to be held for the purposes of the Scheme or enter into any guarantee or indemnity for those purposes, to the extent permitted by Article 163 of the Companies Order.

                                    SCHEDULE

                         RULES OF THE GALEN HOLDINGS PLC
                    UNAPPROVED EXECUTIVE SHARE OPTION SCHEME

1 This Schedule to the Approved Executive Share Option Scheme ("the Scheme") sets out the Rules of the Unapproved Executive Share Option Scheme ("the Unapproved Scheme").

2 The Unapproved Scheme shall not be approved by the United Kingdom Board of Inland Revenue under Schedule 9 to the Act.

3 The Rules of the Scheme as from time to time amended shall be incorporated and form part of the rules of the Unapproved Scheme with the following modifications:-

     (a) reference throughout the Scheme to the words "this Scheme" shall be taken as reference to "this Unapproved Scheme";

     (b) adjustments under Rule 3(b) will not require the approval of the Board of Inland Revenue;

     (c)  Rules 4(a), 7(c), 11(d) in Rule 1(a) shall have no effect;.

     (d) there shall be no requirement for the Scheme Shares to comply with paragraphs 10 to 14 inclusive of Schedule 9 to the Act;

     (e) The definition of "Employee" in Rule 1(a) shall be deleted and the following substituted

          "Employee    A director (other than a non executive director) or a
                       bona fide employee of any company (whether he is taxed in the United Kingdom or overseas) within the Group who, in either case, is required to devote substantially the whole of his working time to the business of the Group".

4 Where in relation to Options granted under the Unapproved Scheme the Company or a participating company is liable under any statute or regulation or otherwise to account to any revenue or other authority for sums in respect of tax or social security then the Company may impose such conditions upon the exercise of Options as are necessary or desirable to ensure that the requisite cash funds may be recovered from the Option-holder, including if necessary a condition that no exercise may take place unless the Company or a participating company has been provided by the Option-holder with cash funds sufficient to meet any liability for PAYE pursuant to section 203B of the Act or otherwise.

                              FORM OF RENUNCIATION

To:

I, the undersigned, being the Option-holder mentioned in this certificate, hereby renounce the Option as herein represented, as provided by Rule 5(f) of the Rules of the Scheme.

SIGNED and delivered as a deed by


_________________________________         __________________________________
                                          (optionholder signature)


in the presence of:

Witness signature:                __________________________________________


Witness name (print):             __________________________________________


Address:                          __________________________________________

                                  __________________________________________

                                  __________________________________________

                                  __________________________________________


Occupation:                       __________________________________________





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